GNC RECEIVES STOCKHOLDER APPROVAL FOR SHARE ISSUANCE IN CONNECTION WITH HAYAO INVESTMENT

PITTSBURGH, May 17, 2018 -- GNC Holdings, Inc. (NYSE: GNC) (the "Company") today announced that its stockholders approved the Company's proposal to issue convertible preferred shares to Harbin Pharmaceutical Group Holdings Co., Ltd. ("Hayao") in connection with Hayao's $300 million strategic investment in the Company (the "Share Issuance Proposal") at the Company’s Special Meeting of Stockholders, which reconvened on May 17, 2018 (the “Special Meeting”).

An aggregate of 44,121,445 shares, representing a majority of the shares outstanding and over 94% of the votes cast at the Special Meeting, were voted in favor of the Share Issuance Proposal.

The transaction is subject to customary closing conditions, including receipt of all necessary regulatory and governmental approvals, and is expected to close in the second half of 2018.
About Us
GNC Holdings, Inc.  (NYSE: GNC) - Headquartered in Pittsburgh, PA - is a leading global specialty health, wellness and performance retailer.
GNC connects customers to their best selves by offering a premium assortment of heath, wellness and performance products, including protein, performance supplements, weight management supplements, vitamins, herbs and greens, wellness supplements, health and beauty, food and drink and other general merchandise. This assortment features proprietary GNC and nationally recognized third-party brands.
GNC's diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. As of March 31, 2018, GNC had approximately 8,900 locations, of which approximately 6,700 retail locations are in the United States (including approximately 2,400 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.
About Harbin Pharmaceutical Group Holding Co., Ltd.
Harbin Pharmaceutical Group Holding Co., Ltd.- Headquartered in Harbin City Heilongjiang Province, China - is one of the leading pharma and VMS companies in China.  Hayao has a broad portfolio of OTC (Over-The-Counter), Rx (prescription) and VMS products, and is also engaged in pharma distribution and retail pharmacy businesses. Hayao has many nationally renowned brands that have very high consumer awareness including "San Jing", and command leading market share in the mineral supplements category.
Hayao has access to an extensive distribution and retailing network by directly operating more than 300 chain retail pharmacies and collaboration with around 800 drug and VMS distributors to build nation-wide coverage.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company's financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of GNC may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) GNC may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the securities purchase agreement; or (7) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Investors: Matt Milanovich, Senior Director - Investor Relations, Strategy & Analysis, (412) 402-7260; or John Mills, Partner - ICR, (646) 277-1254